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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
First Community Bancorp:

We consent to the inclusion of our report dated August 18, 2000, with respect to the consolidated balance sheets of First Community Bancorp and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of earnings, shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the registration statement on Form S-4 and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG LLP

San Diego, California
October 3, 2000